UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)                November 4, 2003
                                                --------------------------------

                          Appalachian Bancshares, Inc.
             (Exact name of registrant as specified in its charter)


         Georgia                      000-21383                   58-2242407
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)


829 Industrial Boulevard, Ellijay, Georgia                              30540
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code                (706) 276-8000
                                                  ------------------------------


                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 7. Financial Statements and Exhibits.

     (c)  Exhibits. The following exhibit is filed with this report:

Exhibit No.    Description
-----------    ---------------------------
99.1           Press release issued  by  Appalachian  Bancshares,   Inc.,  dated
               November 4, 2003, reporting the unaudited results of operations and earnings for the three months and nine months ended September
               30, 2003.

ITEM 12. Results of Operation and Financial Condition.

     On November 4, 2003, Appalachian Bancshares, Inc. (the "Company") issued a press release, reporting its unaudited results of operations and earnings for the three months and nine months ended September 30, 2003, a copy of which press release is attached hereto as Exhibit 99.1 (the "Earnings Release").

     The information in the preceding paragraph, as well as the information contained in Exhibit 99.1 referenced therein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Appalachian Bancshares, Inc.


                                        By: /s/ Tracy R. Newton
                                           -------------------------------------
                                           Tracy R. Newton
                                           President and Chief Executive Officer

Dated:  November 4, 2003

                                  EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-----------    ---------------------------
99.1           Press release issued  by  Appalachian  Bancshares,   Inc.,  dated
               November 4, 2003, reporting the unaudited results of operations and earnings for the three months and nine months ended September
               30, 2003.

                                                                    Exhibit 99.1

                          APPALACHIAN BANCSHARES, INC.
           REPORTS EARNINGS FOR THE THREE MONTHS AND NINE MONTHS ENDED
                               SEPTEMBER 30, 2003

Ellijay, Georgia - (PR Newswire) - November 4, 2003 - Appalachian Bancshares, Inc. (the "Company") (Other OTC: APAB.PK), today, announced that net income for the quarter ended September 30, 2003, was $796,853, compared to net income of $675,551 for the quarter ended September 30, 2002, which represents an increase of $121,302 or 18%. The increase was due primarily to the Company's focus on reducing its cost of funding. Basic earnings per share were $0.22 and $0.23 for the quarters ended September 30, 2003 and 2002, respectively. Diluted earnings per share were $0.21 and $0.21 for the quarters ended September 30, 2003, and 2002, respectively. The decrease in earnings per share was attributable to the ten-percent stock dividend the Company paid on July 1, 2003.

Net income for the nine months ended September 30, 2003, was $2,069,983, compared to net income of $1,788,480 for the nine months ended September 30, 2002, which represents an increase of $281,503 or 15.7%. Basic earnings per share were $0.61 and $0.60 for the nine months ended September 30, 2003 and 2002, respectively. Diluted earnings per share were $0.58 and $0.56 for the nine months ended September 30, 2003, and 2002, respectively.

Net interest income increased from $3,055,913 to $3,933,971, or 28.7 %, for the quarters ended September 30, 2002 and 2003, respectively. The provision for loan loss was $385,000 for the quarter ended September 30, 2003, compared to $306,000 for the quarter ended September 30, 2002. The increase in this provision for the quarter was related to the strong loan demand in the local markets. Non-interest expenses increased $400,316, from $2,605,314, to $3,005,630 for the quarters ended September 30, 2002 and 2003, respectively. This increase was related to the opening of the Company's new banking office in Blue Ridge, Georgia, as well as to the additional staff required to accommodate the growth that the Company has experienced over the previous months.

Net interest income increased from $8,409,028 to $10,602,526, or 26.1 %, for the nine months ended September 30, 2002 and 2003, respectively. The provision for loan loss was $1,105,000 for the nine months ended September 30, 2003, compared to $668,000 for the nine months ended September 30, 2002. The increase in this provision is related to the strong loan demand in the local markets, as well as two commercial relationships that the Company recognized as charge-offs. Non-interest expenses increased $1,367,869, from $7,294,671, to $8,662,540 for the nine months ended September 30, 2002 and 2003, respectively.

Tracy R. Newton, President and Chief Executive Officer of the Company, stated , "We are very pleased with the progress made during 2003 in the company's financial performance. The focus placed on our net-interest spread and net-interest margin are beginning to show significant positive results. Emphasis will continue to be directed toward funds management, as well as monitoring closely our overhead as we move forward." He also commented, "We have strengthened our management depth during 2003 with the addition of some extremely capable folks. The added overhead will have a short-term impact on earnings, but will place the Company in a position to better manage our future growth opportunities. It is anticipated that strong economic growth will continue in our market area and that loan demand will continue to be brisk. The real challenge will continue to be finding funding sources at a reasonable cost. Overall, we are extremely pleased with the results ending the third quarter."

Appalachian Bancshares, Inc., is a bank holding company that owns all of the outstanding shares of capital stock of Appalachian Community Bank. The Company, through Appalachian Community Bank, engages in a full range of banking services in northern Georgia, through banking offices located in Ellijay, East Ellijay, Blue Ridge and Blairsville, Georgia. The main banking office of the Company, which is located in Ellijay, Georgia, is operated under the trade name "Gilmer County Bank."



Certain statements in the release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," "continue," or the negatives thereof, or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of the Company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, the Company's financial performance and could cause actual results for 2003 and beyond to differ materially from those expressed or implied in such forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Please contact Tracy R. Newton,  Chief Executive Officer,  or Darren M. Cantlay,
Chief  Financial  Officer,   with  any  questions  or  requests  for  additional
information, at 706-276-8000.



                                Statement of Condition - Condensed


Assets (in thousands)                                         9/30/2003            12/31/2002
                                                          -------------------------------------
 Cash, due from banks, and fed funds sold                 $         10,526     $         22,458
 Interest bearing deposits with other bank                             626                8,399
 Securities available for sale                                      49,303               40,375

 Loans                                                             323,929              298,063
 Alowance for loan loss                                              3,499                3,238
    Loans,net                                                      320,430              294,825

 Premises and equipment                                              8,669                8,771
 Other assets                                                       11,366                9,196
    Total assets                                          $        400,920     $        384,024


Liabilities and Stockholders' Equity (in thousands)
 Deposits
    Non interest-bearing                                  $         22,932     $         21,897
    Interest bearing                                               296,839              294,386
       Total deposits                                              319,771              316,283
 Federal funds purchased and securities
    sold under repurchase agreements                                 5,512                5,929
 Other borrowings                                                   37,714               34,735
 Subordinated debentures                                             6,000                   --
 Other liabilities                                                   2,238                1,458
    Total liabilities                                              371,235              358,405

 Stockholders' equity:
 Common stock                                                           37                   33
 Capital surplus                                                    22,501               16,429
 Retained earnings                                                   7,572               10,496
 Treasury stock                                                       (700)              (1,788)
 Accumulated other comprehensive income                                275                  449
    Total stockholders' equity                                      29,685               25,619
    Total liabilites and stockholders' equity             $        400,920     $        384,024

                                Statement of Earnings - Condensed

(in thousands)                                                         Quarter Ended
                                                          -------------------------------------
                                                              9/30/2003             9/30/2002
                                                          -------------------------------------
 Total interest income                                    $          5,831     $          5,883
 Total interest expense                                              1,897                2,827
 Net interest income                                                 3,934                3,056



 Provision for loan loss                                               385                  306
 Total other income                                                    619                  882
 Total other expenses                                                3,006                2,605
 Income before taxes                                                 1,162                1,027
 Income tax expense                                                    365                  351

 Net income                                               $            797     $            676

 Per Share Data
    (quarter to date)
 Net income - basic                                       $           0.22     $           0.23
 Net income - diluted                                     $           0.21     $           0.21



(in thousands)                                                       Nine Months Ended
                                                          -------------------------------------
                                                              9/30/2003             9/30/2002
                                                          -------------------------------------
 Total interest income                                    $         17,149     $         16,952
 Total interest expense                                              6,547                8,543
 Net interest income                                                10,602                8,409
 Provision for loan loss                                             1,105                  668
 Total other income                                                  2,147                2,233
 Total other expenses                                                8,662                7,295
 Income before taxes                                                 2,982                2,679
 Income tax expense                                                    912                  891

 Net income                                               $          2,070     $          1,788

 Per Share Data
    (year to date)
 Net income - basic                                       $           0.61     $           0.60
 Net income - diluted                                     $           0.58     $           0.56
